Exhibit 99.1

NEWS RELEASE

Nabors Announces Early Tender Results Of Cash Tender Offers For Senior Notes

HAMILTON, Bermuda, January 21, 2020 /PRNewswire/ - Nabors Industries Ltd. (NYSE: NBR) (“Nabors”) announced today the early tender results of the previously announced offers by its wholly-owned subsidiary, Nabors Industries, Inc. (“NII”), to purchase for cash (the “Tender Offers”) up to $800,000,000 aggregate purchase price, exclusive of Accrued Interest (the “Aggregate Maximum Purchase Price”), of NII’s outstanding notes set forth in the table below (collectively, the “Notes”). The terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation Statement dated January 6, 2020 (the “Offer to Purchase and Consent Solicitation”). Terms used but not defined herein have the meaning ascribed to them in the Offer to Purchase and Consent Solicitation.

In connection with the announcement of the early tender results, NII also announced that it has (i) increased the Aggregate Maximum Purchase Price from $800,000,000 to an aggregate maximum purchase price of $955,555,152.50 (the “Amended Aggregate Maximum Purchase Price”), (ii) increased the 5.10% Notes Tender Cap from $100,000,000.00 to $155,555,900.00 (the “Amended 5.10% Notes Tender Cap”) and (iii) added a purchase price cap of $388,260,632.50 to the 4.625% Notes (the “4.625% Notes Tender Cap”).

The table below sets forth the results of the Tender Offers, according to the information provided by the depositary, as of 5:00 p.m. (Eastern Time) on January 17, 2020 (the “Early Tender Date”):

				Aggregate Principal Amount			Dollars per $1,000 Principal Amount of Notes
Acceptance Priority Level	Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding(1)	Tendered as of Early Tender Date	Tender Cap (in purchase amount; as amended, as applicable)	Aggregate Principal Amount Purchased	Early Tender Premium(2)	Total Consideration (2)(3)
1	5.50% Senior Notes due 2023	62957HAC9	$501,003,000	$407,662,000	n/a	$407,662,000	$50.00	$1,010.00
2	4.625% Senior Notes due 2021	629568AX4	$634,999,000	$424,183,000	$388,260,632.50	$379,717,000	$50.00	$1,022.50
3	5.10% Senior Notes due 2023	629568BB1; 629568BA3	$337,278,000	$165,485,000	$155,555,900.00	$165,485,000	$50.00	$940.00
4	5.00% Senior Notes due 2020	629568AV8; 629568AU0	$289,487,000	$90,456,000	$50,000,000.00	-	$50.00	$1,015.00

(1)	As of January 6, 2020, 5.00% Senior Notes due 2020 outstanding principal amount includes $7,325,000 in principal amount held by NII that will not participate in the Tender Offer.
(2)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase.
(3)	Includes the Early Tender Premium.

NEWS RELEASE

Based on results to date, as all conditions to the Tender Offers and Consent Solicitations were deemed satisfied by NII by the Early Tender Date or timely waived by NII, NII expects to make payment on January 22, 2020 (the “Early Settlement Date”) for the Notes it has accepted for purchase as of the Early Tender Date. Subject to the acceptance priority levels, the Amended Aggregate Maximum Purchase Price, the Amended 5.10% Notes Tender Cap and the 4.625% Notes Tender Cap and proration, NII will accept all tendered 5.50% Notes, $379,717,000 principal amount (89.52%) of tendered 4.625% Notes and all tendered 5.10% Notes. Because the aggregate purchase price of 5.50% Notes, 4.625% Notes and 5.10% Notes validly tendered at or prior to the Early Tender Date and accepted for purchase equals the Amended Aggregate Maximum Purchase Price, there will not be a Final Settlement Date, no 5.00% Notes will be accepted for purchase and no Notes tendered after the Early Tender Date will be accepted for purchase. All Notes which are not accepted for purchase pursuant to the Tender Offers will be promptly returned to the Holder of such series of Notes.

Each Holder who validly tendered their Notes prior to the Early Tender Date and whose Notes are accepted for purchase will receive the Total Consideration as set forth in the table above, plus accrued and unpaid interest from the applicable last interest payment date to, but not including, the Early Settlement Date. Withdrawal rights for the Tender Offers expired at 5:00 p.m. (Eastern Time) on the Early Tender Date.

Consent Solicitations

Nabors also announced today that NII has received consents (the “Requisite Consents”) from Holders of a majority of the outstanding aggregate principal amount of its 5.50% Notes to approve proposed amendments to the indenture dated December 9, 2016 (the “Indenture”) among NII, as issuer, Nabors, as guarantor, Wilmington Trust Company, as trustee (the “Trustee”), and Citibank, N.A. (“Citi”), as securities administrator, pursuant to which the 5.50% Notes were issued.

Following the receipt of the Requisite Consents, NII, Nabors, the Trustee and Citi will execute a supplemental indenture to the 5.50% Indenture (the “5.50% Supplemental Indenture) to amend the Indenture to, among other things, eliminate substantially all of the restrictive covenants, certain events of default, and reduce the minimum notice period required for redemptions of the 5.50% Notes from 20 days as currently required by the Indenture to 3 business days. The 5.50% Supplemental Indenture will become effective upon its execution and delivery, and will be binding on Holders of the 5.50% Notes, including those who did not deliver a consent at or prior to the Early Tender Date.

As a result of the proration of the 4.625% Notes at the Early Tender Date, the related consents delivered with respect to the 4.625% Notes are null and void and the proposed amendments to the indenture governing the 4.625% Notes will not be effected.

NII has retained BofA Securities, Inc., MUFG Securities Americas Inc., Mizuho Securities and Wells Fargo Securities, LLC to act as lead dealer managers for the Tender Offers and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and SMBC Nikko Securities America, Inc. to act as co-dealer managers for the Tenders Offers. Questions regarding terms and conditions of the Tender Offers should be directed to BofA Securities at (888) 292-0070, MUFG Securities Americas Inc. at (877) 744-4532, Mizuho Securities at (866) 271-7403 or Wells Fargo Securities, LLC at (866) 309-6316.

Global Bondholder Services Corporation is acting as the Tender Agent and the Information Agent for the Tender Offers and Consent Solicitations. Questions or requests for assistance related to the Tender Offers or the Consent Solicitations or requests for copies of the Offer to Purchase and Consent Solicitation and other related materials should be directed to Global Bondholder Services Corporation by calling (banks and brokers collect) (212) 430-3774 or (all others toll-free) (866) 794-2200 or by email at contact@gbsc-usa.com.

NEWS RELEASE

NII and its affiliates may from time to time, after completion of the Tender Offers and the Consent Solicitations, purchase additional Notes or other debt securities in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise, or NII may redeem the Notes or other debt securities pursuant to their terms. Any future purchases, exchanges or redemptions may be on the same terms or on terms that are more favorable or less favorable to Holders of Notes than the terms of the Tender Offers. Any future purchases, exchanges or redemptions by NII and its affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) NII and its affiliates may choose to pursue in the future.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are being made solely by means of the Offer to Purchase and Consent Solicitation. The Tender Offers are void in all jurisdictions where they are prohibited. In those jurisdictions where the securities, blue sky or other laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of NII by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

About Nabors

Nabors owns and operates one of the world's largest land-based drilling rig fleets and is a provider of offshore rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. Leveraging its advanced drilling automation capabilities, Nabors highly skilled workforce continues to set new standards for operational excellence and transform its industry.

Media Contact

For further information regarding Nabors, please contact Dennis A. Smith, Senior Vice President of Corporate Development & Investor Relations at + 1 281-775-8038 or William Conroy, Senior Director of Corporate Development & Investor Relations, +1 281-775-2423. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at + 1 441-292-1510 or via email at mark.andrews@nabors.com.

SOURCE Nabors Industries Ltd.